UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2022

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed by Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”) on December 22, 2020, on December 18, 2020, the Company and certain of its then-existing subsidiaries, including Tabula Rasa Healthcare Group, Inc. (“Seller”), CK Solutions, LLC, Personica, LLC, TRHC TPA, LLC, and PersonifilRx, LLC, entered into that certain Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank, as administrative agent (“WAB”), and certain lenders party thereto, for a $120 million secured revolving credit facility, with a $1 million sublimit for cash management services and letters of credit and foreign exchange transactions (the “Credit Facility”).

On August 1, 2022 (the “Closing Date”), the Company entered into a payoff letter with WAB with respect to the Loan Agreement (the “Payoff Letter”), pursuant to which the Company voluntarily elected to pay all amounts outstanding under the Credit Facility and the Loan Agreement and related loan documents (the “Pay Off”) using cash on hand and proceeds from the PW Asset Disposition (as defined below). Accordingly, on the Closing Date, the Company paid a total of $57,405,952.54 to WAB in the Pay Off, and terminated the Loan Agreement and the Credit Facility and related loan documents (the “Termination”). The Company did not incur any prepayment or early termination penalties in connection with either the Pay Off or the Termination. Upon the Termination and in connection with the Payoff Letter, all security interests and pledges granted to the secured parties thereunder were terminated and released.

The description of the Loan Agreement and the Credit Facility contained in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 22, 2020 (the “Credit Facility 8-K”) is incorporated herein by reference. The foregoing description and the summary description contained in Item 1.01 of the Credit Facility 8-K do not purport to be complete and are qualified in their entireties by reference to the full text of the Loan Agreement and the Credit Facility, which was filed as Exhibit 10.1 to the Credit Facility 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

PrescribeWellness Asset Purchase Agreement

On the Closing Date, the Company completed the previously-announced sale of Seller’s unincorporated PrescribeWellness business division (the “PrescribeWellness Business”) and the assets, properties, and rights that are primarily used or held for use in connection with the PrescribeWellness Business (together with the PrescribeWellness Business and the KD Assets (as defined below), the “PW Assets,” and the sale of such PW Assets as provided for in the PW Purchase Agreement, the “PW Asset Disposition”), pursuant to that certain Asset Purchase Agreement (the “PW Purchase Agreement”), dated as of June 18, 2022, by and among the Company, Seller, and Transaction Data Systems, Inc., a Florida corporation (“Buyer”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the PW Purchase Agreement.

At the closing of the PW Asset Disposition (the “PW Closing”), pursuant to the terms of the PW Purchase Agreement, as consideration for the transactions contemplated thereby, Buyer paid to Seller $125,000,000 in cash, subject to certain adjustments as set forth in the PW Purchase Agreement (the “Base Purchase Price”). Following the PW Closing, Buyer may pay to Seller additional consideration in an aggregate amount of up to $15,000,000, which additional consideration can be earned based upon the PrescribeWellness Business’s achievement of certain performance-based metrics during the fiscal years ending December 31, 2023 and 2024. $6,100,000 of the proceeds of the Base Purchase Price was used by Seller to pay to KD (as defined below) the purchase price pursuant to the KD Purchase Agreement (as defined below), subject to a holdback amount further described below.

The description of the PW Purchase Agreement contained in Item 1.01 of the Current Report on Form 8-K filed with the SEC by the Company on June 21, 2022 (the “Signing 8-K”) is incorporated herein by reference. The foregoing description and the summary description contained in Item 1.01 of the Signing 8-K do not purport to be complete and are qualified in their entireties by reference to the full text of the PW Purchase Agreement, which was filed as Exhibit 2.1 to the Signing 8-K and is incorporated herein by reference.

Karmadata, Inc. Asset Purchase Agreement

On the Closing Date and as a condition to the PW Closing, Seller completed the previously-announced acquisition of KD’s rights, title, and interests in and to certain intellectual property of KD that has historically been licensed to Seller, all intellectual property owned by KD that was developed or improved pursuant to the IP Development Agreement (as defined in the Signing 8-K), and all authorization rights and claims or causes of action with respect to the foregoing (collectively, the “KD Assets” and the purchase of such KD Assets as provided for in the KD Purchase Agreement, the “KD Asset Acquisition”), pursuant to that certain Asset Purchase Agreement (the “KD Purchase Agreement”), dated as of June 18, 2022, by and between Seller and karmadata, Inc., a Delaware corporation (“KD”).

At the closing of the KD Asset Acquisition, pursuant to the terms of the KD Purchase Agreement, as consideration for the transactions contemplated thereby and subject to certain holdbacks and adjustments set forth in the KD Purchase Agreement, Seller paid to KD cash consideration in the amount of $5,900,000. An additional $200,000 will be released to KD on the date that is six (6) months from the Closing Date, less any amounts deducted therefrom in order to resolve any claims Seller may have under the KD Purchase Agreement. The total consideration for the KD Asset Acquisition, an aggregate of $6,800,000, also included a prepayment credit of $700,000 that was previously paid by Seller to KD.

The description of the KD Purchase Agreement contained in Item 1.01 of the Signing 8-K is incorporated herein by reference. The foregoing description and the summary description contained in Item 1.01 of the Signing 8-K do not purport to be complete and are qualified in their entireties by reference to the full text of the KD Purchase Agreement, which was filed as Exhibit 2.2 to the Signing 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the PW Asset Disposition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information that is required to be filed pursuant to this Item 9.01(b) will be filed with the SEC by amendment to this Current Report on Form 8-K not later than the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Asset Purchase Agreement, by and among Tabula Rasa HealthCare Group, Inc., Transaction Data Systems, Inc., and Tabula Rasa HealthCare, Inc., dated as of June 18, 2022 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on June 21, 2022)
2.2*	Asset Purchase Agreement, by and between Tabula Rasa HealthCare Group, Inc. and karmadata, Inc., dated as of June 18, 2022 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K, filed with the SEC on June 21, 2022)
99.1	Tabula Rasa HealthCare, Inc. Press Release, dated August 1, 2022
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: August 1, 2022